Exhibit 99.2

UPDATED NUMERICAL EXHIBITS TO THE COMPANY’S EARNINGS RELEASE

FOR THE YEAR ENDED DECEMBER 31, 2008

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
DIGEST OF EARNINGS

Net income	$22.9	$18.0	27.2%	$10.9	$82.8	-86.8%

Net income per share:
Basic	$0.59	$0.42	40.5%	$0.27	$1.92	-85.9%
Diluted (A)	$0.58	$0.41	41.5%	$0.27	$1.86	-85.5%

Weighted average number of shares and equivalent shares (in millions) (B):
Basic	39.1	43.0	-9.1%	39.8	43.1	-7.7%
Diluted (A)	39.8	43.9	-9.3%	40.6	44.6	-9.0%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$239.1	$239.2	0.0%	$960.1	$974.7	-1.5%

Return on equity (C)				1.9%	12.3%	N.M.

Property & Casualty GAAP combined ratio	92.9%	91.9%	N.M.	100.7%	91.9%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	7.2%	4.3%	N.M.	13.7%	4.4%	N.M.

Experienced agents				524	569	-7.9%
Financed agents				146	221	-33.9%
Total Horace Mann agents				670	790	-15.2%
Licensed producers				394	253	55.7%
Total points of distribution (D)				1,064	1,043	2.0%

Additional Per Share Information

Dividends paid	$0.0525	$0.105	-50.0%	$0.3675	$0.42	-12.5%

Book value (E)				$11.49	$16.41	-30.0%

Financial Position

Total assets				$5,507.7	$6,259.3	-12.0%
Short-term debt				38.0	—	N.M.
Long-term debt				199.5	199.5	—
Total shareholders’ equity				448.8	693.3	-35.3%

N.M. - Not meaningful.

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. On May 14, 2007, the Company redeemed all remaining Senior Convertible Notes. For the year ended December 31, 2007, the Senior Convertible Notes represented 0.4 million equivalent shares and had after tax interest expense of $0.3 million.
(B)	In November and December 2007, the Company repurchased 1,111,600 shares of its common stock at an aggregate cost of $20.7 million, or an average cost of $18.66 per share. During the three months ended March 31, 2008, the Company repurchased 1,636,376 shares of its common stock at an aggregate cost of $29.5 million, or an average cost of $18.01 per share. During the three months ended June 30, 2008, the Company repurchased 1,561,849 shares of its common stock at an aggregate cost of $24.8 million, or an average cost of $15.93 per share.
(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(D)	Includes licensed producers working in Horace Mann agents’ offices and excludes independent agents.
(E)	Book value per share excluding the fair value adjustment for investments was $16.15 at December 31, 2008 and $16.47 at December 31, 2007. Ending shares outstanding were 39,061,788 at December 31, 2008 and 42,240,484 at December 31, 2007.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$168.8	$166.3	1.5%	$658.5	$654.3	0.6%
Net investment income	58.1	57.5	1.0%	230.3	223.8	2.9%
Net realized investment losses	(8.2)	(5.5)	49.1%	(63.9)	(3.4)	N.M.
Other income	2.4	3.3	-27.3%	9.9	12.3	-19.5%

Total revenues	221.1	221.6	-0.2%	834.8	887.0	-5.9%

Benefits, claims and settlement expenses	111.3	101.5	9.7%	471.5	408.5	15.4%
Interest credited	33.9	32.2	5.3%	131.8	127.2	3.6%
Policy acquisition expenses amortized	23.1	20.0	15.5%	79.1	75.7	4.5%
Operating expenses	33.7	37.8	-10.8%	132.4	139.0	-4.7%
Amortization of intangible assets	1.2	1.4	-14.3%	5.3	5.4	-1.9%
Interest expense	4.3	3.5	22.9%	14.5	14.1	2.8%

Total benefits, losses and expenses	207.5	196.4	5.7%	834.6	769.9	8.4%

Income before income taxes	13.6	25.2	-46.0%	0.2	117.1	-99.8%
Income tax expense (benefit)	(9.3)	7.2	N.M.	(10.7)	34.3	N.M.

Net income	$22.9	$18.0	27.2%	$10.9	$82.8	-86.8%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$134.8	$129.5	4.1%	$542.2	$530.6	2.2%
Involuntary and other property & casualty	2.3	2.6	-11.5%	3.7	4.6	-19.6%

Total Property & Casualty	137.1	132.1	3.8%	545.9	535.2	2.0%

Annuity deposits	73.9	78.8	-6.2%	311.7	337.1	-7.5%

Life	28.1	28.3	-0.7%	102.5	102.4	0.1%

Total	$239.1	$239.2	0.0%	$960.1	$974.7	-1.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$14.5	$16.1	-9.9%	$28.1	$61.2	-54.1%

Annuity	2.9	3.9	-25.6%	17.3	17.6	-1.7%

Life	4.2	4.6	-8.7%	16.4	17.3	-5.2%

Corporate and other (A)	1.3	(6.6)	N.M.	(50.9)	(13.3)	N.M.

Net income	22.9	18.0	27.2%	10.9	82.8	-86.8%

Catastrophe costs, after tax, included above (B)	(6.5)	(3.8)	71.1%	(48.1)	(15.3)	214.4%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
PROPERTY & CASUALTY

Premiums written	$137.1	$132.1	3.8%	$545.9	$535.2	2.0%
Premiums earned	139.1	135.9	2.4%	541.1	535.1	1.1%
Net investment income	8.7	10.2	-14.7%	35.7	38.0	-6.1%
Other income	0.4	0.9	-55.6%	1.5	2.9	-48.3%
Losses and loss adjustment expenses (LAE)	95.9	90.1	6.4%	416.1	360.4	15.5%
Operating expenses (includes policy acquisition expenses amortized)	33.2	34.8	-4.6%	128.5	130.9	-1.8%
Income before tax	19.1	22.1	-13.6%	33.7	84.7	-60.2%
Net income	14.5	16.1	-9.9%	28.1	61.2	-54.1%

Net investment income, after tax	7.2	8.3	-13.3%	29.8	31.3	-4.8%

Catastrophe costs, after tax (A)	6.5	3.8	71.1%	48.1	15.3	214.4%
Catastrophe losses and LAE, before tax	9.9	5.9	67.8%	73.9	23.6	213.1%
Reinsurance reinstatement premiums, before tax	—	—	—	—	—	—

Operating statistics:
Loss and loss adjustment expense ratio	69.0%	66.3%	N.M.	76.9%	67.4%	N.M.
Expense ratio	23.9%	25.6%	N.M.	23.8%	24.5%	N.M.
Combined ratio	92.9%	91.9%	N.M.	100.7%	91.9%	N.M.

Effect of catastrophe costs on the combined ratio	7.2%	4.3%	N.M.	13.7%	4.4%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$134.8	$129.5	4.1%	$542.2	$530.6	2.2%
Automobile	92.6	90.7	2.1%	367.8	365.3	0.7%
Property	42.2	38.8	8.8%	174.4	165.3	5.5%

Premiums earned (voluntary) (B)	136.1	132.5	2.7%	537.8	525.1	2.4%
Automobile	91.9	91.3	0.7%	365.5	364.6	0.2%
Property	44.2	41.2	7.3%	172.3	160.5	7.4%

Policies in force (voluntary) (in thousands)				798	801	-0.4%
Automobile				535	535	—
Property				263	266	-1.1%

Policy renewal rate (voluntary)
Automobile (6 months)				91.1%	91.0%	N.M.
Property (12 months)				88.6%	88.3%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	67.0%	70.2%	N.M.	68.0%	69.7%	N.M.
Expense ratio	23.4%	25.3%	N.M.	23.5%	24.5%	N.M.
Combined ratio	90.4%	95.5%	N.M.	91.5%	94.2%	N.M.

Effect of catastrophe costs on the combined ratio	0.0%	0.3%	N.M.	1.2%	0.5%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	74.7%	58.2%	N.M.	97.2%	60.4%	N.M.
Expense ratio	24.8%	26.7%	N.M.	24.2%	25.2%	N.M.
Combined ratio	99.5%	84.9%	N.M.	121.4%	85.6%	N.M.

Effect of catastrophe costs on the combined ratio	21.6%	12.9%	N.M.	40.4%	13.6%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$6.3	$5.1	23.5%	$16.0	$12.3	30.1%
Total property	(0.6)	0.1	N.M.	(0.5)	7.7	N.M.
Other property and casualty	1.0	—	N.M.	2.6	—	N.M.

Total	6.7	5.2	28.8%	18.1	20.0	-9.5%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
ANNUITY

Contract deposits	$73.9	$78.8	-6.2%	$311.7	$337.1	-7.5%
Variable	31.8	38.7	-17.8%	134.4	149.9	-10.3%
Fixed	42.1	40.1	5.0%	177.3	187.2	-5.3%
Contract charges earned	3.9	5.4	-27.8%	17.7	21.8	-18.8%
Net investment income	34.7	32.8	5.8%	136.2	128.9	5.7%
Net interest margin (without realized investment gains and losses)	10.5	10.0	5.0%	42.7	38.9	9.8%
Other income	0.8	1.5	-46.7%	4.9	5.7	-14.0%
Mortality loss and other reserve changes	(1.3)	0.7	N.M.	(1.7)	(0.2)	N.M.
Operating expenses (includes policy acquisition expenses amortized)	12.8	10.6	20.8%	39.0	36.2	7.7%
Amortization of intangible assets	0.9	1.1	-18.2%	4.0	4.1	-2.4%
Income (loss) before tax	0.2	5.9	-96.6%	20.6	25.9	-20.5%
Net income	2.9	3.9	-25.6%	17.3	17.6	-1.7%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(4.1)	$(1.4)	192.9%	$(4.0)	$(1.2)	233.3%
Value of acquired insurance in force	—	(0.1)	-100.0%	—	(0.2)	-100.0%
Guaranteed minimum death benefit reserve	(1.0)	0.8	N.M.	(1.3)	0.7	N.M.

Annuity contracts in force (in thousands)				171	167	2.4%
Accumulated value on deposit				$3,262.3	$3,714.1	-12.2%
Variable				965.2	1,562.2	-38.2%
Fixed				2,297.1	2,151.9	6.7%
Annuity accumulated value retention - 12 months
Variable accumulations				93.2%	90.9%	N.M.
Fixed accumulations				93.5%	91.6%	N.M.

LIFE

Premiums and contract deposits	$28.1	$28.3	-0.7%	$102.5	$102.4	0.1%
Premiums and contract charges earned	25.8	25.0	3.2%	99.7	97.4	2.4%
Net investment income	14.8	14.6	1.4%	59.3	57.0	4.0%
Income before tax	6.4	7.0	-8.6%	25.6	26.6	-3.8%
Net income	4.2	4.6	-8.7%	16.4	17.3	-5.2%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.3)	$(0.2)	50.0%	$(0.2)	$(0.2)	—

Life policies in force (in thousands)				221	226	-2.2%
Life insurance in force				$13,672	$13,577	0.7%
Lapse ratio - 12 months (Ordinary life insurance)				5.4%	5.8%	N.M.

CORPORATE AND OTHER (A)

Components of loss before tax:
Net realized investment losses	$(8.2)	$(5.5)	49.1%	$(63.9)	$(3.4)	N.M.
Interest expense	(4.3)	(3.5)	22.9%	(14.5)	(14.1)	2.8%
Other operating expenses, net investment income and other income	0.4	(0.8)	N.M.	(1.3)	(2.6)	-50.0%
Loss before tax	(12.1)	(9.8)	23.5%	(79.7)	(20.1)	N.M.
Net income (loss)	1.3	(6.6)	N.M.	(50.9)	(13.3)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2008, $3,145.4; 2007, $3,136.8)				$2,876.7	$3,135.1	-8.2%
Equity securities, at fair value (cost 2008, $55.6; 2007, $55.7)				38.3	50.8	-24.6%
Short-term investments				154.1	33.5	360.0%
Short-term investments, securities lending collateral				—	76.7	-100.0%
Policy loans and other				109.2	102.8	6.2%

Total Annuity and Life investments				3,178.3	3,398.9	-6.5%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2008, $642.5; 2007, $733.5)				608.6	737.9	-17.5%
Equity securities, at fair value (cost 2008, $30.6; 2007, $38.4)				23.3	35.7	-34.7%
Short-term investments				66.0	7.7	N.M.
Short-term investments, securities lending collateral				—	—	—

Total Property & Casualty investments				697.9	781.3	-10.7%

Corporate investments				25.6	0.1	N.M.

Total investments				3,901.8	4,180.3	-6.7%

Net investment income
Before tax	$58.1	$57.5	1.0%	$230.3	$223.8	2.9%
After tax	39.3	39.1	0.5%	156.3	152.1	2.8%

Net realized investment gains (losses) by investment portfolio included in
Corporate and Other segment income (loss)
Property & Casualty	$(2.8)	$(0.5)	N.M.	$(16.4)	$(0.7)	N.M.
Annuity	(5.3)	(5.0)	N.M.	(47.1)	(1.5)	N.M.
Life	(0.1)	—	N.M.	(0.4)	(1.2)	N.M.
Corporate and Other	0.0	—	N.M.	0.0	—	N.M.

Total, before tax	(8.2)	(5.5)	N.M.	(63.9)	(3.4)	N.M.
Total, after tax	2.7	(3.6)	N.M.	(41.5)	(2.2)	N.M.
Per share, diluted	$0.07	$(0.08)	N.M.	$(1.02)	$(0.05)	N.M.

N.M. - Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	December 31, 2008		September 30, 2008	June 30, 2008	December 31, 2007
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$139.0	$4.9	$0.2	$0.8	$2.3
Municipal bonds	493.3	(14.1)	(22.8)	(5.1)	6.0
Corporate bonds
Financial institutions	181.1	(19.9)	(31.6)	(13.5)	(3.0)
Other	1,285.3	(122.6)	(113.5)	(34.1)	11.0
High yield	129.2	(38.0)	(17.2)	(9.5)	(4.6)
Foreign government bonds	14.9	0.5	0.5	0.9	1.5
Mortgage-backed securities
Prime agency	849.5	20.5	(0.6)	(2.3)	1.9
Prime other	15.7	(0.6)	(0.1)	(1.6)	0.5
Sub-prime, Alt-A	7.1	(0.7)	(0.7)	(0.6)	(0.1)
Commercial mortgage-backed securities	221.7	(108.6)	(47.1)	(23.9)	(5.4)
Asset-backed securities
Sub-prime, Alt-A	3.9	0.1	(0.3)	(0.1)	—
Collateralized debt obligations, collateralized loan obligations	16.7	(0.4)	(1.2)	(2.5)	(3.8)
Other	88.5	(8.5)	(3.8)	(1.1)	0.4
Preferred stocks
Financial institutions	65.7	(29.8)	(25.1)	(9.4)	(7.6)
Other	33.0	(10.0)	(8.1)	(4.2)	(3.4)

Total fixed income securities	3,544.6	(327.2)	(271.4)	(106.2)	(4.3)

Common stocks	2.3	—	0.3	0.3	(0.5)
Derivatives	—	—	—	—	—

Total fixed maturity and equity security investments	$3,546.9	$(327.2)	$(271.1)	$(105.9)	$(4.8)

	December 31, 2008			September 30, 2008
	Investment Positions	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
COMMERCIAL MORTGAGE-BACKED SECURITIES
By Standard & Poor’s Corporation Rating:
AAA	74	$133.4	$(32.2)	$(12.1)
AA	25	57.4	(17.4)	(7.6)
A	28	30.4	(58.9)	(27.4)
BBB or below	1	0.5	(0.1)	—

Total	128	$221.7	$(108.6)	$(47.1)

By Vintage Year:
2003 and prior	17	$25.9	$(4.2)	$(1.6)
2004	14	14.5	(8.7)	(2.4)
2005	37	58.4	(71.3)	(29.2)
2006	25	32.7	(21.8)	(10.4)
2007 and later	35	90.2	(2.6)	(3.5)

Total	128	$221.7	$(108.6)	$(47.1)